UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 13, 2004

COCA-COLA ENTERPRISES INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	01-09300 (Commission File No.)	58-0503352 (IRS Employer Identification No.)

2500 Windy Ridge Parkway, Atlanta, Georgia 30339
(Address of principal executive offices, including zip code)

(770) 989-3000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Precommencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Precommencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Exhibit Index Page 4

Item 1.02 .  Termination of a Material Definitive Agreement

On December 13, 2004, Marvin J. Herb, a member of our board of directors, voluntarily surrendered the unvested share appreciation rights (SARs) from his 2003 and 2004 annual grant in exchange for stock options with the same exercise price and vesting schedule.  This action was taken to avoid the adverse tax consequences applicable to SARs under new nonqualified deferred compensation legislation, effective in 2005.

Item 8.01.  Other Events.

Attached as Exhibit 99.1 hereto is a copy of the form of stock option agreement by which grants are made under the Coca-Cola Enterprises 2001 Stock Option Plan.  Attached as Exhibit 99.2 hereto is a copy of the form of stock option agreement by which grants are made to nonemployee directors under the Coca-Cola Enterprises 2001 Stock Option Plan.  Attached as Exhibit 99.3 is a copy of the form of agreement under which awards are made under the Coca-Cola Enterprises Inc. Restricted Stock Award Plan.

Item 9.01.  Financial Statements and Exhibits.

99.1	Form of Stock Option Agreement under the Coca-Cola Enterprises Inc. 2001 Stock Option Plan.
99.2	Form of Stock Option Agreement for Nonemployee Directors under the Coca-Cola Enterprises Inc. 2001 Stock Option Plan.
99.3	Form of Restricted Stock Award Agreement under the Coca-Cola Enterprises Inc. 2001 Restricted Stock Award Plan.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COCA-COLA ENTERPRISES INC. (Registrant)

Date: December 17, 2004	By: /S/ E. LISTON BISHOP III E. Liston Bishop III Vice President, Secretary, and Deputy General Counsel

EXHIBIT INDEX

Exhibit Number	Description
99.1	Form of Stock Option Agreement under the Coca-Cola Enterprises Inc. 2001 Stock Option Plan.
99.2	Form of Stock Option Agreement for Nonemployee Directors under the Coca-Cola Enterprises Inc. 2001 Stock Option Plan.
99.3	Form of Restricted Stock Award Agreement under the Coca-Cola Enterprises Inc. 2001 Restricted Stock Award Plan.